Exhibit 99.1

FOR IMMEDIATE RELEASE	CONTACT:
Mylan Laboratories
Patrick Fitzgerald
724-514-1811
Patrick.Fitzgerald@mylanlabs.com

Matrix Laboratories
Mr. Rajiv Malik, CEO
0091-40-27700351
Rajiv.malik@matrixlabsindia.com
- or -
Mr. C. Ramakrishna, Director
0091-40-27700352
Ramakrishna.c@matrixlabsindia.com
Mylan Laboratories to Acquire Up to 71.5% Controlling Interest
in Matrix Laboratories
- Transaction Expected to be Accretive to Mylan in FY ’08 -
- Mylan Reaffirms Fiscal ’07 EPS Guidance of $1.35-$1.55 -
- Transaction Provides Mylan With a Global Platform, Enhanced Vertical Integration, and
Expanded Capabilities in Key Growth Areas -
- Partners Matrix with Strong, U.S. Industry Leader -
- N. Prasad to Join Mylan Board and Senior Management Team -
Pittsburgh, PA and Hyderabad, India; August 28, 2006 – Mylan Laboratories Inc. (NYSE: MYL) and Matrix Laboratories Ltd. (Mumbai Stock Exchange, 524794; National Stock Exchange, MATRIXLABS) today announced that Mylan will acquire up to 71.5% of Matrix shares outstanding for Rs. 306 per Matrix share. Under the terms of the transaction, Mylan will purchase 51.5% of Matrix’s shares outstanding pursuant to an agreement with certain selling shareholders and will make an “open offer” to Matrix’s remaining shareholders to acquire up to an additional 20% of Matrix’s shares outstanding. Assuming the open offer is fully subscribed, the total purchase price is expected to be approximately $736 million. Matrix will remain a publicly traded company in India and will continue to operate on an independent basis.
Robert J. Coury, Mylan’s Vice Chairman and Chief Executive Officer, commented: “This is an extremely complementary transaction that accomplishes a number of Mylan’s key objectives. Mylan is executing on its commitment to establish a global platform and expand its dosage forms and therapeutic categories. Additionally, this acquisition deepens Mylan’s vertical integration and enhances its supply chain capabilities. The transaction will allow Mylan and Matrix to strengthen and expand their core businesses and competencies, while creating significant opportunities for global expansion and growth.”

Mr. Coury continued, “In addition to bringing substantial tangible benefits in the form of their world-class manufacturing capabilities and product portfolios, Matrix and their European subsidiary, Docpharma, have demonstrated a deep understanding of their respective regions and markets. We are very excited about the transaction and expect, based on our time together thus far, a smooth and effective integration. We have found that Matrix and Docpharma have cultures and values that are extremely consistent to our own at Mylan.”
N. Prasad, Executive Chairman of Matrix, who will join Mylan’s Board of Directors and executive management team, said, “Mylan, a proven industry leader, is an ideal partner for Matrix. Our strategic vision remains unchanged and we believe this transaction creates greater growth opportunities for Matrix and its employees and also will allow us to accelerate our existing expansion plans in India and abroad.”
Mr. Prasad continued, “This transaction also offers significant benefits for our customers. Together, our companies will be able to compete more effectively, while delivering cost savings to our customers. The additional financial resources Mylan brings us also will allow us to further enhance Matrix’s capabilities in manufacturing and product development and expand Docpharma’s portfolio and presence across Europe. We look forward to drawing on Mylan’s strengths to advance our anti-viral initiatives, as we believe bringing these products to patients at lower costs is critical.”
Strategic Rationale
Mylan and Matrix together will have approximately 5,100 employees in 10 countries. Matrix will provide Mylan with a significant presence in important emerging pharmaceutical markets, including India, China, and Africa, as well as a European footprint and distribution network through Matrix’s Docpharma subsidiary. By combining Matrix’s active pharmaceutical ingredient (API) and drug development business with Mylan’s expertise in finished dosage forms (FDFs), this transaction also will allow Mylan to capture incremental pieces of the value chain through backward vertical integration. Additionally, Matrix will expand Mylan’s capabilities in a number of key areas including products with higher barriers to entry and long-term growth opportunities, and allow the company to pursue a broader portfolio of new products at lower costs. As part of the Mylan organization, Matrix will benefit from a strong U.S. presence, expanded production capabilities and manufacturing capacity, and industry-leading expertise in product development and process optimization.
Matrix is the world’s second largest API player with respect to the number of drug master files (DMFs), with over 165 APIs in the market or under development, and 10 API and pharmaceutical intermediate manufacturing facilities, six of which are FDA approved. Matrix has diverse API capabilities, knowledge of the API patent landscape, capability in early API development, a low cost structure and strong scientific capabilities. Matrix’s API manufacturing platform will provide Mylan with significant cost savings and enable first in-last out product lifecycles. Their finished dosage form pipeline will expand Mylan’s forms and therapeutic categories and allow Mylan to pursue a broader portfolio of product opportunities more economically.
Matrix’s presence in Asia and Africa provides Mylan with access to multiple, under-penetrated and growing new markets. In addition, Matrix’s strong development capabilities and access to India’s highly skilled, scientific talent pool will allow Mylan to increase its number of ANDA submissions. Matrix’s additional manufacturing capabilities will provide Mylan with maximum manufacturing flexibility, allowing it to better manage industry cycles, while optimizing market share and gross margins.
Matrix’s Docpharma subsidiary is a leading marketer of branded generics in Belgium, the Netherlands and Luxembourg, and provides Mylan with a platform for building a larger European presence. This transaction will allow Mylan to distribute products from its broad portfolio into these markets, creating substantial additional distribution opportunities for Mylan’s products, extending their growth cycle, and allowing Mylan to capture incremental revenues. Mylan resources and products will accelerate Docpharma’s expansion into existing markets, as well as support expansion into multiple new European markets through both organic growth and acquisitions. Mylan also plans to pursue the distribution of Docpharma’s novel, existing products and development pipeline in the U.S. in areas such as female health and oncology.
Matrix also expands Mylan’s high-barrier-to-entry product capabilities, particularly in the area of anti-virals. Matrix is currently the world’s largest supplier of generic anti-retroviral (ARV) APIs. Through its ARV franchise, Mylan and Matrix intend to partner with international programs to bring lower-cost treatment solutions to patients in regions of the world most affected by HIV.

Transaction Details
Under terms of the transaction, approved by Mylan’s Board of Directors, Mylan will acquire up to 71.5% of Matrix’s shares outstanding.
Mylan will acquire approximately 51.5% of Matrix’s shares outstanding for Rs. 306 per share in cash pursuant to an agreement with certain selling shareholders. Mylan will acquire all Matrix shares currently owned by (i) Temasek (Mauritius) Pte. Limited (an investment vehicle of Singapore Government-owned Temasek Holdings), (ii) entities controlled by Newbridge Capital (a joint venture between Texas Pacific Group and Blum Capital Partners), and (iii) Spandana Foundation. As part of the same agreement with these shareholders, Mylan will acquire shares from Matrix’s Chairman, N. Prasad. After the transaction, N. Prasad will continue to own 5% of Matrix’s shares outstanding.
In addition, Mylan will make an open offer to Matrix’s remaining shareholders to acquire up to 20% of Matrix’s shares outstanding at the same Rs. 306 per share price in cash. The open offer will take place in accordance with the relevant regulations and procedures of the Securities and Exchange Board of India (SEBI).
The transaction will be funded using Mylan’s existing revolving credit facility and cash on hand. A portion of the funds received by Newbridge, Temasek and N. Prasad will be used to purchase newly issued shares of Mylan common stock. Newbridge has agreed to invest approximately $93 million, Temasek has agreed to invest approximately $46 million, and N. Prasad has agreed to invest $25 million, each at a price per Mylan share of $20.85 (the average of Mylan closing share prices for the ten trading days prior to the announcement of the transaction), subject to certain regulatory approvals.
Mylan expects the transaction to be moderately accretive to management’s internal earnings estimates in fiscal 2008, the first full fiscal year following the anticipated closing of the transaction, and significantly accretive thereafter, excluding synergies, charges related to the transaction and the impact of amortization of intangible assets (“Cash EPS”). Mylan is re-affirming its adjusted EPS guidance (excluding stock option expense and transaction related costs) for fiscal 2007 of $1.35 to $1.55 per diluted share. In addition to reporting U.S. GAAP earnings per diluted share, upon closing, Mylan intends to provide Cash EPS.

Following the transaction, Mylan will continue to maintain a strong balance sheet, consistent with Mylan’s commitment to preserving a flexible capital structure. The transaction, expected to close in the calendar fourth quarter of 2006, is subject to satisfaction of all conditions to the purchase agreement with the selling shareholders, the closing of the open offer, and certain other customary closing conditions.
Leadership
Robert J. Coury, Vice Chairman and Chief Executive Officer of Mylan, will also assume the responsibility of Non-Executive Chairman of Matrix and N. Prasad, Matrix’s current Executive Chairman, will become Non-Executive Vice Chairman of Matrix. The Mylan Board of Directors will be expanded to 10 members and N. Prasad will join the Mylan Board and executive management team, as Head of Global Strategies in the Office of the CEO. Rajiv Malik will remain as CEO of Matrix. Stijn Van Rompay, co-founder of Docpharma, will remain responsible for the Docpharma operations.
Mr. Coury commented: “Matrix brings to Mylan a highly experienced management team, whose robust international experience and strong track record managing integration will complement our U.S. team. Matrix’s substantial knowledge and experience in API, as well as FDFs, will complement Mylan’s traditional areas of expertise. Docpharma’s strong track record in Europe and considerable experience navigating the EU approval process will help support our expansion in this market. We are very excited that both of these teams will remain with the company and believe that they will contribute substantially to making this transaction a success.”
Advisors
Merrill Lynch and DSP Merrill Lynch acted as exclusive financial advisor to Mylan in this transaction. DSP Merrill Lynch will serve as Mylan’s Merchant Banker with regards to the open offer. ABN Amro and UBS Limited acted as financial advisors to the selling shareholders. The external legal counsel for Mylan was Skadden, Arps, Slate, Meagher & Flom LLP in New York and Luthra & Luthra Law Offices in Mumbai. Cleary Gottlieb Steen & Hamilton LLP in New York and Wadia Ghandy & Co. in Mumbai acted as counsel to the selling shareholders; A.R.A Law in Mumbai acted as counsel for Matrix.

# # #
Conference Call and Webcast Information
Mylan and Matrix will host a conference call and webcast for investors and analysts today, Monday, August 28, 2006 at 9:00 AM EDT (18:30 IST) to discuss the transaction. To participate in the conference call, please dial 888-889-5345 (U.S.) or 973-935-8516 (international) fifteen minutes before start time. The pass code for the live call is 7778851. A telephonic replay of the call will be available by dialing 877-519-4471 (U.S.) or 973-341-3080 (international). The replay participant code is 7778851.
Live audio of the conference call and slide presentation will be simultaneously broadcast over the Internet. The webcast of the conference can be found on Mylan’s Web site, www.mylan.com and on Matrix’s Web site, www.matrixlabsindia.com. The webcast will be archived and available for replay after the event.
About Mylan
Mylan Laboratories Inc. is a leading pharmaceutical company with three principal subsidiaries: Mylan Pharmaceuticals Inc., Mylan Technologies Inc. and UDL Laboratories Inc. Mylan develops, licenses, manufactures, markets and distributes an extensive line of generic and proprietary products. For more information about Mylan, please visit www.mylan.com.
About Matrix
Matrix Laboratories Limited is a public limited company listed on BSE and NSE, and is engaged in the manufacture of Active Pharmaceutical Ingredients (APIs) and Solid Oral Dosage Forms. Matrix is one of the fastest growing API manufacturers in India and focuses on regulated markets such as U.S. and EU. The company has a wide range of products in CNS, anti-bacterial, anti-AIDS, anti-asthmatic, cardiovascular, gastrointestinal, anti-fungal, pain management and life style related therapeutic segments. Six API manufacturing facilities of the Matrix Group are approved by the U.S. FDA. The combined FDA approved capacity of the company is one of the largest in the country. The company’s Finished Dosage Forms (FDF) manufacturing facility has a capacity to manufacture 2 billion tablets and 300 million capsules on two-shift basis. With about 2,300 employees, including over 300 R&D scientists, Matrix focuses on developing APIs with non-infringing processes to partner with generic players in regulated markets for their early formulation entry. It has recently acquired Docpharma, Belgium, for a front-end presence in Belgium, the Netherlands and Luxembourg. In addition Matrix has a controlling stake in Mchem (China) and Concord Biotech India. Newbridge Capital/TPG Ventures, U.S., and Temasek Holdings, Singapore, are the strategic investors in Matrix with combined holding of about 40 percent.
Forward Looking Statements
This press release (including the accompanying Acquisition Fact Sheet) contain statements that constitute “forward-looking statements”, including with regard to the expected future business and financial performance of Mylan Laboratories Inc. (“Mylan” or “the Company”) resulting from and following the planned acquisition of a majority stake in Matrix Laboratories; the strengthening and expansion of the Company’s core businesses, competencies and capabilities; the creation of opportunities for global expansion and growth; and the Company’s future earnings expectations. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Because such statements inherently involve risks and uncertainties, actual future results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: factors relating to satisfaction of the conditions to the acquisitions of shares both from the selling shareholders and in the open offer, including regulatory approvals and the likelihood that shareholders will tender their shares in the open offer; challenges and costs relating to integration of the two businesses; the effect of any changes in customer and supplier relationships and customer purchasing patterns; the impact and effects of legal or regulatory proceedings, actions or changes; general market perception of the transaction; the effects of vigorous competition on commercial acceptance of the companies’ products and their pricing; the potential costs and product introduction delays that may result from use of legal, regulatory and legislative strategies by Mylan’s competitors; uncertainties regarding patent, intellectual and other proprietary property protections; exposure to lawsuits and contingencies associated with both companies’ businesses; the ability to attract and retain key personnel; inherent uncertainties involved in the estimates and judgments used in the preparation of financial statements, and the providing of estimates of financial measures, in accordance with GAAP and related standards; prevailing market conditions; changes in economic and financial conditions of the Company’s business; uncertainties and matters beyond the control of management, which could affect the Company’s earnings guidance, as well as the subjectivity inherent in any probability weighted analysis underlying the Company’s assumptions and estimates with respect to the future; and the other risks detailed in the periodic filings filed by the Company with the Securities and Exchange Commission. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release.
Notes:
For purposes of this press release, an assumed exchange rate of Rs. 45.75 per USD was used.
- end -

MYLAN LABORATORIES TO ACQUIRE UP TO 71.5% CONTROLLING INTEREST IN MATRIX LABORATORIES
Acquisition Fact Sheet

Companies	Mylan Laboratories Inc.	Matrix Laboratories Limited

Tickers	NYSE: MYL	Mumbai: 524794 ; National Stock Exchange: MATRIXLABS

Descriptions	Mylan Laboratories Inc. is a leading pharmaceutical company with three principal subsidiaries: Mylan Pharmaceuticals Inc., Mylan Technologies Inc. and UDL Laboratories Inc. Mylan develops, licenses, manufactures, markets and distributes an extensive line of generic, brand and branded generic pharmaceutical products. Mylan, headquartered in Canonsburg, PA, has production facilities in, West Virginia, Vermont, Illinois, Texas and Puerto Rico.	Matrix Laboratories Limited is a public company listed on the major stock exchanges in India and is engaged in the manufacture of Active Pharmaceutical Ingredients (APIs) and Solid Oral Dosage Forms. The company is headquartered in Hyderabad, India and has 10 API and intermediate manufacturing facilities and one finished dose form facility. Products include anti-bacterials, CNS agents, anti-histamine/anti-asthmatics, cardiovasculars, anti-virals, anti-diabetics, anti-fungals, proton pump inhibitors and pain management drugs. Matrix operates in Europe through a wholly-owned subsidiary, Docpharma, which is a leading distributor and marketer of branded generics in Belgium, the Netherlands and Luxembourg
Financial Highlights* Total Revenues: $1.3 billion EBIT: $284.9 million Net Earnings: $184.5 million Employees: 2,800 (approx.)

	* Mylan financial figures are for the fiscal year ended March 31, 2006, and have been prepared using U.S. GAAP.	Financial Highlights** Total Revenues: $261.6 million EBIT: $59.8 million Net Earnings: $45.0 million Employees: 2,300 (approx.)

** Matrix financial figures are for the fiscal year ended March 31, 2006 and have been translated at an average exchange rate for the twelve months ended March 31, 2006 of Rs 44.29 per USD. Matrix financial figures have been prepared using Indian GAAP.

Transaction Details	Transaction:	Mylan to acquire up to 71.5% controlling interest in Matrix

	Structure:	51.5% acquired from selling shareholders (stakes held by Newbridge, Temasek, N. Prasad and Spandana Foundation; N. Prasad to retain 5% stake in Matrix)

Up to 20% Open Offer

	Consideration:	Rs. 306 per share
$736 million (Rs. 33.7 billion) in cash
Approximately 15% premium to 30-day average of Matrix stock price

	Purchase of MYL stock:	$164 million of proceeds used by Newbridge, Temasek, and N. Prasad to purchase newly issued MYL equity

	Financing:	Mylan’s existing credit facility and cash on hand

	Closing:	Anticipated Calendar Q4 2006

Strategic Rationale	Mylan is executing on its commitment to establish a global platform, expand its dosage forms and therapeutic categories, and deepen and enhance its vertical integration
	•	Highly complementary transaction with a respected, high quality, high growth Indian active pharmaceutical ingredient and finished dosage forms company
	•	Major step in establishing a more geographically diversified business, with Matrix’s presence in India, China and Africa, and Docpharma’s presence in Europe
	•	Leverages and further extends an existing major API supply relationship, providing access to a world-class cost structure
	•	Provides expertise in additional, novel dosage forms
	•	Provides significant additional capacity in manufacturing and development, allowing Mylan to pursue a broader portfolio of product opportunities more economically
	•	Augments Mylan’s strong existing U.S. management team, bringing Mylan highly-experienced leaders in both Indian and European markets

Organizational Structure and Management	•	Robert J. Coury, Vice Chairman and CEO of Mylan, will assume additional responsibilities of Non-Executive Chairman of Matrix
	•	N. Prasad, Executive Chairman of Matrix, will remain on Matrix board as Non-Executive Vice Chairman
	•	Mylan board of directors will be expanded to 10 members; N. Prasad will join the Mylan board of directors and the executive management team as Head of Global Strategies in the Office of the CEO
	•	Rajiv Malik will remain CEO of Matrix; Stijn Van Rompay, Co-Founder of Docpharma, will remain with Docpharma